EXHIBIT 5
                         CONSENTS OF EXPERTS AND COUNSEL

                                               HAMILTON, LEHRER AND DARGAN, P.A.
                                            555 South Federal Highway, Suite 270
                                                       Boca Raton, Florida 33432
                                                             Phone: 561-416-8956
                                                               Fax: 561-416-2855
February  23,  2001
Attn:Ed  Roth  President
Beautymerchant.com,  Inc.
4818West  Commercial  Blvd.,
Fort  Lauderdale,  FL    33319
RE:  SEC  Registration  Statement  on  Form  S-8

Dear  Sir/Madam:

This firm (the "Firm") has been engaged as counsel for BEAUTYMERCHANT.COM INC., a Nevada corporation (the "Company"), in connection with its proposed offering under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of its common stock which are to be issued under a plan for consulting services by the Company, by a filing of a Registration Statement under Form S-8 to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission"). In connection with rendering the opinion as set forth below, the Firm has reviewed and examined originals or copies of the following:

1. Articles of Incorporation of the Company, and any amendments, as filed with the Secretary of State of Nevada;

2.     By-Laws  of  the  Company

3. Written Consent or Minutes of a Meeting of the Board of Directors on or about February 23, 2001 authorizing the Consultant Services Plan (the "Plan");

3.     Consulting  Services  Plan  by  the  Company dated February 23, 2001; and

4. The Company's Registration Statement on Form S-8 and exhibits thereto as filed with the Commission.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to the Firm as originals, the conformity with the original documents of all documents submitted to the Firm as certified or photostatic copies, and the authenticity of the originals of such copies and the truth of all information supplied us.

We have further assumed, among other things, that the recipient of the Shares will have completed the required services, and/or provided considerations required acceptable to the Board of Directors and in compliance with Form S-8 and that any Shares to be issued will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such Shares. We have not independently investigated or verified any matter, assumption, or representation.

Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover subsequent issuances of shares, pertaining to services to be performed in the future (such transactions are required to be included in either a new Registration Statement or a Post-Effective Amendment to the Registration Statement including updated opinions).

This opinion is limited. We consent to you filing this opinion with the Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based upon our assumptions as to application of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matters, which may come to our attention hereafter.

Sincerely  yours,

/s/  Brenda  Hamilton
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Brenda  Hamilton